SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 3, 2010

EFL OVERSEAS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	None	26-3062721
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)	Identification No.)

250-777 N. Rainbow Blvd., Las Vegas, NV 89107

(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (702) 938-3656

112 North Curry Street, Carson City, NV 89703

(Former name or former address if changed since last report)

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 28, the Company’s sole director and shareholders owning a majority of the Company’s outstanding shares approved the following:

•	replacing the Company’s existing Bylaws with new Bylaws.
•	a 1-20 forward split of the Company’s common stock.

As of April 30, 2010 the Company had 330,000 shares of common stock outstanding. After the amendment takes effect the Company will have 6,600,000 shares of common stock outstanding.

The amendment was filed with the Nevada Secretary of State on May 3, 2010.

The forward stock split will become effective on the OTC Bulleting Board following notification of the effective date by FINRA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2010

EFL OVERSEAS, INC.

By:	/s/ Herbert T. Schmidt
Herbert T. Schmidt, President

EFL 8-K Item 5.03 5-5-10